ALR Technologies (ALRT) and Aspire Cerebro Agree to Co-Market the ALRT Diabetes Solution In India

ALRT and Aspire Cerebro will collaborate to market ALRT's comprehensive diabetes management system to Indian pharmaceutical companies and help improve diabetes management

(August 27, 2018 -- RICHMOND, VA) ALR Technologies Inc. (OTCPINK: ALRT) has signed a Memorandum of Understanding with Aspire Cerebro Advertising Ltd. to bring the ALRT Diabetes Solution to India's estimated 100 million diabetes patients. The arrangement would connect private healthcare facilities in India with global pharmaceuticals companies and glucose test suppliers through the ALRT Diabetes Solution. Aspire Cerebro Advertising Ltd., with offices in Calgary, Canada will work with its counterpart in India to create a comprehensive marketing plan for ALRT Diabetes Solution. In India, Aspire Cerebro Pvt. Ltd. is one of the largest independent healthcare communications firms having a legacy of more than 16 years in advertising products for various pharmaceutical companies.

"Our model enables pharmaceutical companies to provide the ALRT Diabetes Solution to health clinics and simplify delivery of best-practice diabetes care. This will increase the efficiency of the clinics, and improve health outcomes for patients suffering from diabetes in India," said Sidney Chan, Chairman and CEO of ALR Technologies Inc.

"We are excited to launch ALRT in India. They have technology to improve patient outcomes," said Amit Bhagchandani, Founder and Mentor of Aspire Cerebro Pvt. Ltd. "To bring the best of healthcare solutions to India, ALRT Technologies empowers our mission of inspiring healthier lives."

"ALRT Diabetes Solution will make a significant difference in lives of diabetes patients. We immediately recognized the value it could bring to patients, HCPs and our clients," said Sanjeev Chopra, CEO of Aspire Cerebro. "We are looking forward to introducing ALRT to Indian markets."

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About ALR Technologies Inc.

ALR Technologies is a medical device company that developed the ALRT Diabetes Solution, a comprehensive approach to diabetes care that includes: an FDA-cleared and HIPAA compliant diabetes management system that collects data directly from blood glucose meters; a patent pending Predicative A1C to track treatment success between lab reports; FDA-cleared Insulin Dosing Adjustment that suggests insulin dosing changes to optimize drug therapy; and, performance tracking to ensure best practices are followed. Currently, the Company is focused on diabetes and will expand its services to cover other chronic diseases anchored on verifiable data. More information about ALR Technologies, Inc. can be found at www.alrt.com.

About Aspire Cerebro

In India, Aspire Cerebro is a healthcare communication company building healthy brands with meaningful context. With a legacy of more than 16 years in the healthcare domain, Aspire Cerebro has been evolving constantly to give innovative solutions to healthcare companies, enabling them to be more effective in their communication to HCPs and help improve outcome of patients. Ability to integrate creativity with technology has won more than 60 international awards for Aspire Cerebro whilst serving more than 24 MNCs in India and North America. With offices in

India and North America, Aspire Cerebro is poised to bridge the gaps in technology and product offerings from both worlds. More information about Aspire Cerebro can be found at www.aspirecerebro.com

Contact: Ken Robulak: 727.736.3838 email: info@alrt.com

This release contains certain "forward-looking statements" relating to ALR Technologies' business, and these statements reflect the current views of ALR Technologies with respect to future events and are subject to certain risks, uncertainties and assumptions. When used, the words "estimate", "expect", "anticipate", "believe" and similar expressions are intended to identify such forward-looking statements. There are many factors that could cause the actual results, performance or achievements of ALR Technologies and its products to be materially different from any future results, performances or achievements that may be expressed or implied by such forward-looking statements. Further management discussions of risks and uncertainties can be found in the Company's quarterly filings with the Securities Exchange Commission.